1 Copyright 2023 Baker Hughes Company. All rights reserved. Financial Supplement - Baker Hughes and Baker Hughes Holdings LLC (unaudited) FY 2019 1Q 2020 2Q 2020 3Q 2020 4Q 2020 FY 2020 1Q 2021 2Q 2021 3Q 2021 4Q 2021 FY 2021 1Q 2022 2Q 2022 3Q 2022 4Q 2022 FY 2022 Oilfield Services & Equipment* $ 16,419 $ 3,639 $ 3,110 $ 2,728 $ 2,827 $ 12,304 $ 2,544 $ 3,040 $ 3,136 $ 3,077 $ 11,798 $ 3,270 $ 3,392 $ 3,707 $ 3,721 $ 14,089 Gas Technology - Equipment 4,179 478 534 1,145 857 3,014 622 561 765 1,912 3,860 2,086 864 882 2,601 6,432 Gas Technology - Services 2,821 711 590 546 784 2,631 607 733 742 821 2,903 671 788 713 791 2,962 Total Gas Technology 7,001 1,190 1,123 1,691 1,641 5,645 1,229 1,294 1,507 2,733 6,763 2,757 1,651 1,594 3,392 9,395 Total Industrial Technology 3,554 704 655 687 720 2,765 767 759 735 846 3,108 810 816 763 897 3,285 Industrial & Energy Technology* 10,555 1,893 1,778 2,378 2,361 8,410 1,996 2,053 2,242 3,579 9,870 3,567 2,467 2,357 4,289 12,680 Total Orders $ 26,973 $ 5,532 $ 4,888 $ 5,106 $ 5,188 $ 20,714 $ 4,541 $ 5,093 $ 5,378 $ 6,656 $ 21,668 $ 6,837 $ 5,860 $ 6,063 $ 8,009 $ 26,770 Table 1. Orders (in millions) Exhibit 99.2 *Operating segment Certain columns and rows in our tables may not sum up due to the use of rounded numbers.